                                3,500,000 Shares

                          TARGETED GENETICS CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                   June 19, 1996

VECTOR SECURITIES INTERNATIONAL, INC.
GENESIS MERCHANT GROUP SECURITIES

     As Representatives of the Several Underwriters

c/o  VECTOR SECURITIES INTERNATIONAL, INC.
     1751 Lake Cook Road, Suite 350
     Deerfield, Illinois  60015

Ladies and Gentlemen:

         Targeted Genetics Corporation, a Washington corporation (the "Company"), proposes to issue and sell an aggregate of 3,500,000 shares of its common stock, par value $0.01 per share, (the "Initial Securities") to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom Vector Securities International, Inc. ("Vector") and Genesis Merchant Group Securities are acting as representatives (collectively, the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the several Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional 525,000 shares of Common Stock of the Company (the "Option Securities"). The Initial Securities and the Option Securities are hereinafter collectively referred to as the "Securities." The Company's common stock, par value $0.01 per share, including the Securities, is hereinafter referred to as the "Common Stock." The Company wishes to confirm as follows its agreements with you and the other Underwriters on whose behalf you are acting in connection with the several purchases by the Underwriters of the Securities:

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-3592) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and filed, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of this Agreement. Additionally, if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, the Company will prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b), promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus or in such Term Sheet, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it becomes effective (a) pursuant to paragraph (b) of Rule 430A, is referred to herein as the "Rule 430A Information," or (b) pursuant to paragraph (d) of Rule 434, is referred to herein as the "Rule 434 Information." Each prospectus used before the time such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after effectiveness and prior to the execution and delivery of this Agreement is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, at the time it became effective and including, if applicable, the Rule 430A Information or the Rule 434 Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term Registration Statement shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities



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is herein referred to as the "Prospectus." If Rule 434 is relied upon, the term
"Prospectus" shall refer to the preliminary prospectus last furnished to the Underwriters in connection with the offering of the Securities, together with the Term Sheet, and all references to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy, if any, filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company hereby agrees to issue and sell to each Underwriter and each Underwriter agrees, severally and not
jointly, to purchase from the Company, at a purchase price of $       per share
(the "Purchase Price Per Share"), the number of Initial Securities set forth in
Schedule I opposite the name of such Underwriter under the column "Number of Initial Securities to be Purchased from the Company" (or such number of Initial Securities increased as set forth in Section 10 hereof).

         Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company hereby grants an option (the "Over-Allotment Option") to the Underwriters to purchase from the Company, at the Purchase Price Per Share, up to an aggregate of 525,000 Option Securities. Option Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Securities. Such option shall expire at 5:00 P.M., Chicago time, on the 30th day after the date of this Agreement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). Such over-allotment option may be exercised at any time or from time to time until its expiration. Upon any exercise of the Over-Allotment Option, each Underwriter, severally and not jointly, agrees to purchase from the Company that proportion of the total number of Option Securities as is equal to the percentage of Initial Securities that such Underwriter is purchasing from the Company (or such number of Initial Securities increased as set forth in Section 10 hereof),



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subject to such adjustments as you may determine to avoid fractional shares.

         3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Securities upon the terms set forth in the Prospectus.

         4. DELIVERY OF THE SECURITIES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Initial Securities shall be made at the office of Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, Washington 98101, at 7:00 A.M., Seattle time, on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof) (the "Closing Date"). The place of closing for the Initial Securities and the Closing Date may be varied by agreement among you and the Company.

         Delivery to the Underwriters of and payment for any Option Securities to be purchased by the Underwriters shall be made at the aforementioned office of Perkins Coie at such time on such date (an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Option Securities. The place of closing for any Option Securities and the Option Closing Date for such Option Securities may be varied by agreement between you and the Company.

         Certificates for the Initial Securities and for any Option Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice (it being understood that a facsimile transmission shall be deemed written notice) prior to 9:30 A.M., Chicago time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in Chicago, Illinois or New York, New York, as



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requested by you in the aforesaid notice, for inspection and packaging not later than 9:30 A.M., Chicago time, on the business day next preceding the Closing
Date or any Option Closing Date, as the case may be. The certificates evidencing the Initial Securities and any Option Securities to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company. It is understood that each Underwriter has authorized you, for its account, to accept delivery of, acknowledge receipt of, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Vector, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Date or the Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         5. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

                  a. The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceedings for such purpose and (v) during the period when the Prospectus is required to be delivered under the 1933 Act or Securities Exchange Act of 1934, as amended (the "1934 Act"), of any change, or any event or occurrence which could result in such a change, in the Company's condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or the happening of any event, including the filing of any information, documents or reports pursuant to the 1934 Act, that makes any statement of a material fact made in the Registra-


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tion Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to state a material fact required by the 1933 Act or the 1933 Act Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus to comply with the 1933 Act, the 1933 Act Regulations or any other law. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  b. The Company will give the Underwriters notice of its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment), any Rule 462(b) Registration Statement, any Term Sheet or any amendment or supplement to the Prospectus (including any revised prospectus or Term Sheet and preliminary prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus or Term Sheet and preliminary prospectus is required to be filed pursuant to Rule 424(b)), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any Rule 462(b) Registration Statement, Term Sheet, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall object.

                  c. The Company has furnished or will deliver to the Underwriters and their counsel, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith



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or incorporated by reference therein) as the Underwriters may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  d. The Company will furnish to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"). If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  e. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b) of the 1933 Act, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and the Company will


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furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  f. During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission or the Nasdaq National Market ("NASDAQ"), and (ii) from time to time such other information concerning the Company as you may request, subject to appropriate confidentiality provisions with respect to any material nonpublic information so furnished.

                  g. The Company will use its best efforts, in cooperation with counsel to the Underwriters, to qualify the Securities for offering and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  h. The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  i. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  j. If, at the time that the Registration Statement becomes effective, any Rule 430A Information or Rule 434 Informa-



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tion shall have been omitted therefrom, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A or Rule 434 and Rule 424(b), copies of a Prospectus or Term Sheet containing such Rule 430A Information and Rule 434 Information, respectively, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing such Rule 430A Information.

                  k. If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 P.M. Eastern Time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

                  l. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  m. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Vector, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of any security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant



                                       9
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to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

                  n. The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers, directors, Immunex Corporation and International Biotechnology Trust plc.

                  o. The Company will supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the 1933 Act.

                  p. Prior to the Closing Date, the Company shall furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its sole subsidiary set forth on Exhibit 21 to Item 16(a) of the Registration Statement (the "Subsidiary"), for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                  q. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or its Subsidiary, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities, without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

                  r. The Company will comply with all provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

                  s. The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.




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                  t. The Company will use its best efforts to maintain the
quotation of the Common Stock (including the Securities) on NASDAQ and will file with NASDAQ all documents and notices required by NASDAQ of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by NASDAQ.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                  a. When the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto becomes effective, at the date of the Prospectus, if different, and at the Closing Date and the Option Closing Date, as the case may be, (i) the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments, or at the Closing Date or the Option Closing Date, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus relating to any Underwriter made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter, through Vector expressly for use in the Registration Statement or Prospectus. The Company has not distributed any offering materials in connection with the offering or sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus, the Term Sheet, if applicable, or any other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations.




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                  b. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  c. The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  d. The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and no supporting schedules are required to be included in the Registration Statement. The summary financial and statistical data set forth in the Prospectus are prepared on an accounting basis consistent with such financial statements.

                  e. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, (ii) except with respect to the Merger (as defined below), there have been no transactions entered into by the Company or its Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company has no material contingent obligations which are not specifically

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disclosed in the Company's financial statements that are included in the
Registration Statement.

                  f. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise.

                  g. The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equity. There are no outstanding subscriptions, options, warrants, commitments, convertible or exchangeable securities or other rights granted by the Company or its Subsidiary to acquire any shares of capital stock of or ownership interests in any subsidiary of the Company and there are no commitments, plans or arrangements to do so. Except as described in the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any

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corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

                  h. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee or director benefit plans or the exercise of convertible securities referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other rights to subscribe for or purchase securities; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the certificates evidencing the Securities are in due and proper form under Washington law; the authorized capital stock of the Company, including the Securities, conforms to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other rights to subscribe for or purchase securities. There are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock, in each case other than as described in the Prospectus.

                  i. Except as disclosed in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, (A) the Company and its Subsidiary are each in compliance with all applicable Environmental Laws (as defined below),
(B) the Company and its Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with the requirements of such permits authorizations and approvals,
(C) there are no pending or, to the best knowledge of the Company, threatened

Environmental Claims against the Company or its Subsidiary and (D) under applicable law, there are no circumstances with respect to any property or operations of the Company or its Subsidiary that are reasonably likely to form the basis of an Environmental Claim against the Company or its Subsidiary.

                  For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                  j. Neither the Company nor its Subsidiary is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or agreement to which the Company or its Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Subsidiary is subject; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and the fulfillment of the terms hereof have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company or its Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or its

Subsidiary or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

                  k. No labor dispute with the employees of the Company or its Subsidiary exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might, singly or in the aggregate, be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise.

                  l. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or its Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or its Subsidiary which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                  m. Except as otherwise specifically disclosed in the Prospectus, the Company and its Subsidiary own or are licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") which are material to the business of the

Company and its Subsidiary considered as one enterprise as now conducted and as proposed to be conducted, in each case as described in the Prospectus. The description of the Proprietary Rights in the Prospectus is correct in all material respects and fairly and correctly describes the Company's and its Subsidiary's rights with respect thereto. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company and its Subsidiary considered as one enterprise. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights. Neither the Company nor its Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights. Except as otherwise specifically disclosed in the Prospectus, to the best knowledge of the Company, no Proprietary Rights used by the Company or its Subsidiary, and no services or products sold by the Company or its Subsidiary, conflict with or infringe upon any proprietary rights of any third party. Neither the Company nor its Subsidiary has received written notice of any pending conflict with or infringement upon such third-party proprietary rights. Neither the Company nor its Subsidiary has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's or its Subsidiary's ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Proprietary Rights which are material to the business of the Company and its Subsidiary considered as one enterprise are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of cancellation or other adversarial proceedings, and all applications therefore are pending and are in good standing. The Company and its Subsidiary have complied, in all material respects, with their respective contractual obligations relating to the protection of the Proprietary Rights which are material to the business of the Company and its Subsidiary considered as one enterprise used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights which are material to the business of the Company and its Subsidiary considered as one enterprise owned or used by the Company or its Subsidiary.

                  n. No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws (or such as may be required by the National Association of Securities Dealers, Inc. ("NASD")).

                  o. The Company and its Subsidiary possess and are operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits (collectively, "permits") from all state, Federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by them, and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise.

                  p. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity and except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws.

                  q. Except as described in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  r. No order preventing or suspending the use of any preliminary prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened by the Commission; and to the best knowledge of the Company, no order suspending the offering of the Securities in any jurisdiction designated by the Underwriters pursuant to
Section 5(g) of this Agreement has been issued and, to the best knowledge of the Company, no proceedings for that purpose have been instituted or threatened or are contemplated.

                  s. The Company and its Subsidiary have good and marketable title to their respective properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company and its Subsidiary are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real properties held under lease by the Company and its Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its Subsidiary considered as one enterprise.

                  t. The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  u. The Company and its Subsidiary have conducted and are conducting their respective businesses in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, direc-tives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise.

                  v. To the best of the Company's knowledge, the Company and its Subsidiary take security measures adequate to assert trade secret protection in their non-patented technology.

                  w. To the best of the Company's knowledge, neither the Company nor its Subsidiary nor any employee or agent of the Company or its Subsidiary has made any payment of funds of the Company or its Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  x. The Company is not now, and after sale of the Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  y. All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the 1933 Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

                  z. The Company has complied with all provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

                  aa. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. The Securities have been duly authorized for quotation on NASDAQ. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

                  bb. Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, and at the Closing Date and at any later Option Closing Date, neither the Company nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Securities.

                  cc. The Company and its Subsidiary maintain insurance of the types and in amounts adequate for its and its Subsidiary's business and consistent with insurance coverage maintained by similar companies in similar business, including but not limited to, insurance covering clinical trial liability, product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  dd. The Company and its Subsidiary have filed all material tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor its Subsidiary is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

                  ee. Except as described in the Prospectus, to the best of the Company's knowledge, there are no rulemaking or similar proceedings before The United States Food and Drug Administration or comparable Federal, state, local or foreign government bodies which involve or affect the Company or its Subsidiary, which, if the subject of an action unfavorable to the Company or its Subsidiary, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise.

                  ff. The Company has not received any communication (whether written or oral) relating to the termination or threatened termination or modification or threatened modification of any material, consulting, licensing, marketing, research and development, cooperative or any similar agreement, including, without limitation, the collaborative research and license agreements listed under the section of the Prospectus entitled, "Collaborative and Licensing Agreements." Each such collaborative and licensing agreement is in effect substantially as described in such section of the Prospectus.

                  gg. To the knowledge of the Company, if any full-time employee identified in the Prospectus has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company or its Subsidiary, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company or its Subsidiary as described in the Prospectus or such person's performance of his obligations to the Company or its Subsidiary; and neither the Company nor its Subsidiary has received written notice that any consultant or scientific advisor of the Company or its Subsidiary is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

                  hh. On or prior to the date hereof, the Company and RGene Therapeutics, Inc. ("RGene") have received the requisite approval or approvals of that certain Agreement and Plan of Merger, dated as of April 16, 1996 (the "Merger Agreement"), by and among the Company, TGC Acquisition Corporation and RGene, pursuant to which TGC Acquisition Corporation will be merged with and into RGene (the "Merger"). Except as set forth in the Prospectus, no such approval or approvals imposes on the Company or any affiliate thereof any condition that adversely affects the ability of the Company and its affiliates to conduct their business as the same is described in the Prospectus or adversely affects the ability of the Underwriters to market the Securities on the terms and in the manner contemplated by the Prospectus.

                  ii. The Certificate of Merger with respect to the Merger has been filed with the Secretary of State of the State of Delaware and has become effective, the Merger has occurred and all other transactions contemplated by the Merger Agreement to be consummated on or prior to the Closing Date have been consummated without waiver or modification thereto.

         7. INDEMNIFICATION AND CONTRIBUTION.

                  a. The Company agrees to indemnify and hold harmless (i) each Underwriter and (ii) each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and
(iii) the respective directors, officers, partners and employees of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including, without limitation, all reasonable costs of pursuing, investigating and defending any claim, suit or action or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person), directly or indirectly, caused by, related to, based upon or arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information, if applicable, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph a. with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or related Indemnified Person) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the 1933 Act or the 1933 Act Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or any amendment or supplement thereto), provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

                  b. If any action, suit or proceeding shall be brought against any Indemnified Person in respect of which indemnity may be sought against the Company, such Indemnified Person shall promptly notify in writing the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnified Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit, investigation or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying parties and representation of such Indemnified Person and any indemnifying party by the same counsel would, in the reasonable judgment of the Indemnified Person, be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Vector, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, which consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Indemnified Person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  c. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through Vector expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto. If any action, suit, investigation or proceeding shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above, and the Company, its directors, any such officer and any such controlling person shall have the rights and duties given to the Indemnified Persons by paragraph (a) above.

                  d. If the indemnification provided for in this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or judicial determination, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

                  e. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter (or any of its related Indemnified Persons) shall be required to contribute (whether pursuant to subsection (a) or (c) or otherwise) any amount in excess of the underwriting discount applicable to the Securities underwritten by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Securities set forth opposite their names in Schedule I hereto (or such numbers of Securities increased as set forth in Section 10 hereof) and not joint.

                  f. No indemnifying party shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such action, suit or proceeding.

                  g. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Person, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Initial Securities hereunder are subject to the following conditions:

                  a. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective on the date hereof, or with the consent of the Representatives, at a later date and time; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A, Rule 430A Information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a Term Sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

                  b. The Underwriters shall have received:

                                    (i) The favorable opinion, dated as of the
         Closing Date, of Perkins Coie, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           A. The Company has been duly incorporated and is
                  validly existing as a corporation under the laws of the State of Washington.

                           B. The Company has corporate power and authority to
                  own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.

                           C. To their knowledge, the Company is duly qualified
                  as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify would not have a material adverse effect on the Company.

                           D. The authorized, issued and outstanding capital
                  stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee or director benefit plans or the exercise of convertible securities referred to in the Prospectus), and the shares of issued and outstanding capital stock of the Company, including the Securities, have been duly authorized and validly issued and are fully paid and nonassessable and, to their knowledge, have not been issued in violation of or are not otherwise subject to any preemptive rights or, to such counsel's knowledge, other rights to subscribe for or purchase securities.

                           E. The Securities have been duly authorized for
                  issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and the issuance of the Securities is not subject to preemptive or, to such counsel's knowledge, other rights to subscribe for or purchase securities.

                           F. The Subsidiary has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and, to their knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify would not have a material adverse effect on the Company; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, to their knowledge, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           G. To their knowledge, except as described in the
                  Prospectus, there are no outstanding options, warrants or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or other securities.

                           H. This Agreement has been duly authorized, executed and delivered by the Company.

                           I. At the time the Registration Statement became
                  effective and at the Closing Date, the Registration Statement (other than the financial statements, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                           J. The form of certificate used to evidence each of
                  the Securities is in due and proper form.

                           K. To their knowledge, there are no legal or
                  governmental proceedings pending or threatened to which the Company or its Subsidiary is a party or to which any property of the Company or its Subsidiary is subject which are required to be disclosed in the Registration Statement other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or its Subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                           L. The information in the Prospectus under "Risk
                  Factors--Shares Eligible for Future Sale; Registration Rights," "Business--Research Collaborations and Licensing Agreements," "--Benefit Plans," "Limitation of Liability and Indemnification Matters" and "Description of Capital Stock," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and fairly summarizes in all material respects the information called for with respect thereto.

                           M. The Merger Agreement conforms in all material
                  respects to the description thereof con- tained in the Prospectus.

                           N. The Merger has been duly authorized by all
                  requisite corporate action on the part of the Company and RGene. On June 19, 1996, a duly authorized and executed Certificate of Merger with respect to the Merger was filed with the Secretary of State of the State of Delaware and on such date the Merger became effective pursuant to the Delaware General Corporation Law with the effect set forth in Section 259(a) thereof.

                           O. Such counsel does not know of any contracts or
                  documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                  To their knowledge, neither the Company nor its Subsidiary is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting trust, voting agreement or other instrument or agreement to which it is a party or by which it or any of its properties may be bound, except for defaults which neither individually nor in the aggregate are material to the condition, financial or otherwise, of the Company and its Subsidiary, taken as one enterprise.

                           P. The form of the agreements executed by the
                  Company's employees, consultants and other advisors respecting trade secrets, confidentiality or intellectual property rights is valid, binding and enforceable in accordance with its express terms (it being understood that such counsel will attach to such opinion a certificate executed by an appropriate officer of the Company to the effect that the Company uses all reasonable efforts to cause its employees, consultants and other advisors to execute such agreements).

                           Q. The Company is the non-exclusive licensee of the
                  United States and foreign patents and patent applications listed on Schedule I hereto and is the exclusive licensee of the United States and foreign patents and patent applications listed on Schedule II hereto. All such licenses are duly executed, validly binding and enforceable in accordance with their terms and, to the best of their knowledge, the Company is not in default (declared or undeclared) of any material provision of any such license.

                           R. No authorization, approval, consent or order of
                  any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws or such as may be required by the NASD; and, to such counsel's knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and the compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to, any material contract, indenture, mortgage, loan agreement, note, deed, trust, lease, sublease, voting trust, voting agreement or other instrument or agreement to which the Company or its Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or its Subsidiary, or any applicable statute, law, rule, regulation, ordinance, code, decision, directive or order.

                           S. To their knowledge, except as set forth in the
                  Prospectus, there are no legal or governmental proceedings, pending or threatened, to which the Company or its Subsidiary is a party or by which any property of the Company or its Subsidiary is subject which are required to be disclosed in the Registration Statement which could reasonably be expected to have a material adverse effect on the business or condition, financial or otherwise, of the Company and its Subsidiary considered as one enterprise.

                           T. Except as described in the Prospectus, to their
                  knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                           U. The Company is not an "investment company" or a
                  company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           V. Based on the representations and warranties made
                  by the respective investors contained in each respective purchase agreement and the responses (if any) of such investors to the Company's inquiries and the facts and circumstances contemplated by each respective purchase agreement, and except that such counsel expresses no opinion as to whether information provided to the investors was sufficient and assuming that each offer and sale was a discrete transaction and not integrated with any offer or sale of securities by the Company, the sales of the Company's Common Stock during the three years immediately before the date hereof were at all relevant times duly registered or exempt from registration under Section 5 of the 1933 Act.

                           W. Although they have made no independent
                  investigation, in the course of their representation of the Company in connection with the offering of the Securities, nothing has come to their attention that leads them to believe that either the Company or its Subsidiary is not in compliance with, or is not conducting its business in conformity with, all applicable laws and regulations relating to the operation of its business as described in the Registration Statement, except to the extent that any failure so to comply or conform would not have a material adverse effect upon the business or condition, financial or otherwise, of the Company and its Subsidiary considered as one enterprise.

                           X. The Registration Statement has become effective
                  under the 1933 Act; any required filing of the Prospectus, and any supplements thereto or the Term Sheet, pursuant to Rule 424(b) and if applicable, Rule 434, has been made in the manner and within the time period required; and to their knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the 1933 Act.

                  In giving their opinions with respect to matters involving the Merger required by subsection b(i) of this Section 8, Perkins Coie shall be entitled to rely upon opinions of local counsel and certificates of officers of the Company or its Subsidiary as to matters of fact.

                           (ii) The favorable opinion, dated as of the Closing Date, of Morrison & Foerster LLP, patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           A. To the best of their knowledge, the statements set
                  forth on Schedule I to this opinion, which are contained in the Prospectus under the captions "Risk Factors--Uncertainty of Patent Position and Proprietary Rights; Access to Proprietary Genes" and "--

                  Patents and Proprietary Rights" (the "Patent Paragraphs"), are accurate and complete statements or summaries of the matters set forth therein.

                           B. To the best of their knowledge, there are no
                  pending or threatened legal or governmental proceedings (other than patent applications and the patent interference proceeding described in the Prospectus) relating to patent rights of the Company to which the Company is a party and, to the best of their knowledge, no such proceedings are threatened or contemplated.

                           C. Based solely upon the Officer's Certificate
                  attached as Exhibit A to this opinion (the "Officer's Certificate"), to the best of their knowledge, the Company is not infringing or otherwise violating any patents of any persons that the Company believes would be held valid and, to the best of their knowledge, no person is infringing or otherwise violating any of the Company's patents.

                           D. Based solely upon the Officer's Certificate, to
                  the best of their knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents necessary to conduct the business now being conducted by the Company as described in the Prospectus.

                           E. Assignment documents listing the Company as the
                  sole assignee of each of the patent applications listed on
                  Schedule II to this opinion (the "Solely Assigned Applications") have been filed with the United States Patent and Trademark Office (the "PTO"), and corresponding Notices of Recordation of Assignment Documents have been received from the PTO. Such counsel is not aware of any communications to the Company in which it is alleged that the Company is not the sole assignee of the Solely Assigned Applications. Assignment documents listing the Company as an assignee of each of the patent applications listed on Schedule III to this opinion (the "Jointly Assigned Applications") have been filed with the PTO, and corresponding Notices of Recordation of Assignment Documents have been received from the PTO. Such counsel is not aware of any communications to the Company in which it is alleged that the Company is not an assignee of the Jointly Assigned Applications.

                           F. Each of the United States patent applications
                  listed in Schedule IV to this opinion was prepared and filed in a form sufficient to obtain a filing date and serial number from the PTO.

                           G. To the best of their knowledge, each of the
                  foreign patent applications listed on Schedule IV hereto was prepared and filed in a form sufficient to obtain a serial number and filing date from the applicable foreign patent office.

                           H. Each of the United States patent applications
                  listed as "Pending" in Schedule IV to this opinion is being prosecuted in a manner sufficient to avoid abandonment of the applications (other than an abandonment in favor of a continuing application). To the best of their knowledge, each of the foreign patent applications listed as "Pending" in
                  Schedule IV to this opinion is being prosecuted in a manner sufficient to avoid abandonment.

                           I. Such counsel believes that it has complied with
                  its obligations to disclose
                  information material to patentability pursuant to 37 C.F.R.
                  1.56 in connection with the filing of the United States patent applications listed on Schedule IV to this opinion.

                  In giving their opinions required by subsections (b)(ii) of this Section 8, Morrison & Foerster LLP shall additionally state that nothing has come to their attention that leads them to believe that the Patent Paragraphs at the time the Registration Statement became effective contained an untrue statement of a material fact with respect to patent rights of the Company or omitted to state a material fact with respect to patent rights of the Company required to be stated therein or necessary to make the statements therein not misleading or that the Patent Paragraphs as of the date of the Prospectus or at the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact with respect to patent rights of the Company or omitted to state a material fact with respect to patent rights of the Company necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (iii) The favorable opinion, dated as of the Closing Date, of Morgan & Finnegan, L.L.P., patent counsel for RGene, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           A. To their knowledge, the information in the
                  Prospectus under "Risk Factors--Uncertainty of Patent Position and Proprietary Rights; Access to Proprietary Genes" and "--Patents and Proprietary Rights," as it relates solely to matters for which Morgan & Finnegan, L.L.P. is identified under the column "LAW FIRM CONTACT DOCKET NO." as being responsible in Schedule 2.11 and Schedule 2.14 (collectively, the "Schedules") attached to that certain Merger Agreement, dated as of April 16, 1996 (the "Merger Agreement"), by and between Targeted Genetics Corporation, TGC Acquisition Corporation and RGene Therapeutics, Inc., to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and fairly and correctly presents the information called for with respect thereto.

                           B. To their knowledge, other than as set forth in the
                  Schedules, there are no pending or threatened legal or governmental proceedings, nor allegations on the part of any person of infringement, relating to patent rights of RGene and, to their knowledge, no such proceedings are threatened or contemplated.

                           C. To their knowledge, RGene is not infringing or
                  otherwise violating any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of any persons and, to their knowledge, no person is infringing or otherwise violating any of RGene's patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of RGene in a way in which could materially affect the use thereof by RGene.

                           D. To their knowledge, there are no asserted or
                  unasserted claims of any persons relating to the scope or ownership of any of the patent applications listed on Schedule I to this opinion (herein called the "Applications") (which include and are limited to all United States patent applications for which Morgan & Finnegan, L.L.P. is identified under the column "LAW FIRM CONTACT DOCKET NO." as being responsible on the Schedules), there are no liens which have been filed against any of the Applications, there are no material defects of form in the preparation or filing of such Applications, the Applications are being diligently prosecuted, and none of the Applications has been finally rejected or abandoned.

                           E. To their knowledge, there are no asserted or
                  unasserted claims of any persons relating to the scope or ownership of any of the foreign patent applications listed on
                  Schedule II to this opinion (herein called the "Foreign Applications") (which include and are limited to all foreign patent applications for which Morgan & Finnegan, L.L.P. is identified under the column "LAW FIRM CONTACT DOCKET NO." as being responsible on the Schedules), there are no liens which have been filed against any of the Foreign Applications, there are no material defects of form in the preparation or filing of such Foreign Applications, the Foreign Applications are being diligently prosecuted, and none of the Foreign Applications has been finally rejected or abandoned.

                           F. Nothing has come to their attention that leads
                  them to believe that the Applications and the corresponding Foreign Applications will not eventuate in issued patents, or that any patents issued in respect of any such Applications or Foreign Applications will not be valid or will not afford RGene reasonable patent protection relative to the subject matter thereof.

                           G. With respect to each of the licenses listed on
                  Schedule III to this opinion (which include and are limited to all agreements pursuant to which RGene licenses the patents and patent applications set forth on the Schedules), such counsel has no knowledge of any default (declared or undeclared) by RGene of any material provision of any such license.

                           H. To their knowledge, all material prior art
                  references known to RGene or its counsel during the prosecution of the Applications were disclosed to the United States Patent and Trademark Office (the "PTO") and, to their knowledge, neither such counsel nor RGene made any misrepresentation to, or concealed any material fact from, the PTO during such prosecution.

                  In giving their opinions required by subsections (b)(iii) of this Section 8, Morgan & Finnegan, L.L.P. shall additionally state that nothing has come to their attention that leads them to believe that, with respect to licenses, patents or other proprietary information or know-how owned or used by RGene which are the subject of the foregoing opinions, the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by RGene for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  For purposes of the opinion, "RGene" shall mean RGene Therapeutics, Inc. and its successors and assigns, including through the Merger of a wholly-owned subsidiary of the Company with and into RGene.

                           (iv) The favorable opinion, dated as of the Closing Date, of the firm of Weiser & Associates, patent counsel for the University of Tennessee Research Corporation ("UTRC") and McMaster University, Ontario, Canada ("McMaster"), with respect to patent rights in certain novel cholesterol derivatives (the "DC cholesterol technology"), in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           A. To the best of its knowledge, the information in
                  the Prospectus under "Risk Factors--Uncertainty of Patent Position and Proprietary Rights; Access to Proprietary Genes," "Business--Research Collaborations and Licensing Agreements" and "--Patents and Proprietary Rights," as it relates solely to UTRC's patent rights (as defined below) in the DC cholesterol technology, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by it and is correct in all material respects and does not include any untrue statement of a material fact or omit to state a material fact with respect thereto or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  With respect to the DC cholesterol technology, the United States of America has certain rights under the provisions of 35 U.S.C. 200 et seq., Chapter 18, applicable to patent rights and inventions made with federal assistance, and with respect to said technology, UTRC owns an undivided one-half interest (the other undivided one-half interest being owned by McMaster, for which McMaster, by virtue of an agreement, dated as of May 25, 1992, by and between UTRC and McMaster, has granted to UTRC a worldwide exclusive right and license to commercialize the DC cholesterol technology, including the right to grant exclusive and nonexclusive licenses therefor). The patent rights described in this paragraph are hereinafter referred to as "UTRC's patent rights."

                           B. To the best of its knowledge, there are no pending
                  or threatened legal or governmental proceedings, nor allegations on the part of any person of infringement, relating to UTRC's patent rights, and, to the best of its knowledge, no such proceedings are threatened or contemplated.

                           C. To the best of its knowledge, neither UTRC nor
                  McMaster is infringing or otherwise violating any patents of any persons and no such proceedings are threatened by others, and no person is infringing or otherwise violating any of UTRC's patent rights in a way which could materially affect the use thereof by UTRC or McMaster.

                           D. UTRC (together with McMaster) is listed in the
                  records of the United States Patent and Trademark Office (the "PTO") as the assignee of record of the patent related to the DC cholesterol technology listed on Schedule I to this opinion (herein called the "UTRC Patent") and each of the applications related to the DC cholesterol technology listed on Schedule II to this opinion (herein called the "UTRC Applications"). To the best of its knowledge, there are no asserted claims of any persons relating to the scope, except with respect to assertions thereto submitted by one or more parties with respect to the European, the Japanese and the Australian patent applications which circumstances are described in the Prospectus, or ownership of the UTRC Patent or the UTRC Applications; there are no liens which have been filed against the UTRC Patent or the UTRC Applications; there are no material defects of form in the preparation or filing of the UTRC Applications; the UTRC Applications are being diligently prosecuted; and none of the UTRC Applications has been finally rejected with no right to further prosecute or has been abandoned. To the best of its knowledge, the UTRC Patent is entitled to a statutory presumption of validity under 35 U.S.C. 282 or the analogous foreign law and, to the best of its knowledge, there is no legal basis to rebut the statutory presumption of validity of the UTRC Patent.

                           E. UTRC (together with McMaster) is listed in the
                  records of the appropriate foreign patent offices as the assignee of record of each of the foreign applications related to the DC cholesterol technology listed on Schedule III to this opinion (herein called the "UTRC Foreign Applications"). To the best of its knowledge, there are no asserted or unasserted claims of any persons relating to the scope, other than as described in paragraph D hereinabove, or ownership of the UTRC Foreign Applications; there are no liens which have been filed against any of the UTRC Foreign Applications; there are no material defects of form in the preparation or filing of the UTRC Foreign Applications; the UTRC Foreign Applications are being diligently prosecuted; and none of the UTRC Foreign Applications has been finally rejected without right to further prosecute or abandoned.

                           F. Nothing has come to its attention, other than as
                  described in paragraph D hereinabove, that leads it to believe that the UTRC Applications and the UTRC Foreign Applications will not eventuate in issued patents, or that any patents issued in respect of any such UTRC Applications or UTRC Foreign Applications will not be valid or will not afford UTRC and McMaster reasonable patent protection relative to the subject matter thereof.

                           G. To the best of its knowledge, all pertinent prior
                  art references known to UTRC, McMaster or its counsel during the prosecution of the UTRC Patents and the UTRC Applications were disclosed to the PTO and other relevant patent offices and, to the best of its knowledge, neither such counsel, UTRC nor McMaster made any misrepresentation to, or concealed any material fact from, the PTO during such prosecution and, to the best of its knowledge, all information submitted to the PTO and such other relevant patent offices was accurate.

                  In giving its opinions required by subsections (b)(iv) of this
Section 8, Weiser & Associates shall additionally state that nothing has come to its attention that leads it to believe that, with respect to UTRC's patent rights, the UTRC Patents, the UTRC Applications or the UTRC Foreign Applications owned or used by UTRC and McMaster which are the subject of the foregoing opinions, the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  For purposes of the opinion, "UTRC" shall mean the University of Tennessee Research Corporation and its successors and assigns and "McMaster" shall mean McMaster University, Ontario, Canada and its successors and assigns.

                           (v) The favorable opinion, dated as of the Closing Date, of the firm of Covington & Burling, regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           A. The statements in the Registration Statement under
                  the captions "Risk Factors--Uncertainty of Governmental Regulatory Requirements; Lengthy Approval Process" and "Business--Governmental Regulation," to the best of such counsel's knowledge and belief, are accurate and complete statements or summaries of the United States Food and Drug Administration matters therein set forth and nothing has come to such counsel's attention that causes them to believe that the above-referenced portions of the Registration Statement and the Prospectus contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           B. Such counsel is not aware of any adverse legal or
                  governmental proceedings pending relating to products or potential products of the Company, or any such proceedings threatened or contemplated by governmental authorities or others.

                           (vi) The favorable opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters shall reasonably request.

                           (vii) In giving their opinions required by subsections (b)(i) and (b)(vi), respectively, of this Section 8, Perkins Coie and Skadden, Arps, Slate, Meagher & Flom shall each additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (except for financial statements and other financial information included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and other financial information included therein, as to which counsel need make no statement), as of its date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           c.  (i) There shall not have been, since the date
hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in Section 6 hereof shall be true and correct with the same force and effect as though expressly made at and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date, (iii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (v) the Representatives shall have received a certificate, dated the Closing Date and signed by the President or any Vice President and the chief financial or accounting officer of the Company to the effect set forth in clauses (i), (ii),
(iii) and (iv) above.

                           d.  At the time of the execution of this Agreement,
the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                           e.  At the time of the execution of this Agreement,
the Underwriters shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                           f.  The Underwriters shall have received from Ernst
& Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                           g.  The Underwriters shall have received from Arthur
Andersen LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                           h.  The Securities shall have been approved for
quotation on NASDAQ.

                           i.  In the event that the Underwriters exercise
their option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Option Closing Date and, at the relevant Option Closing Date, the Underwriters shall have received:

                                           (1)  A certificate, dated such Option
         Closing Date, of the President or any Vice President of the Company and of the chief financial or accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 8 (c) hereof remains true and correct as of such Option Closing Date.

                                            (2)  The favorable opinion of
         Perkins Coie, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Sections 8 (b)(i) and 8
         (b)(vii) hereof.

                                            (3)  The favorable opinion of
         Morrison & Foerster, LLP, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date to the same effect as the opinion required by Section 8(b)(ii) hereof.

                                            (4)  The favorable opinion of Morgan
         & Finnegan, L.L.P., in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, to the same effect as the opinion required by Section (b)(iii) hereof.

                                            (5)  The favorable opinion of Weiser
         & Associates, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, to the same effect as the opinion required by Section (b)(iv) hereof.

                                            (6)  The favorable opinion of
         Covington & Burling, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, to the same effect as the opinion required by Section (b)(v) hereof.


                                            (7)  The favorable opinion of
         Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Sections 8 (b)(vi) and 8 (b)(vii) hereof.

                                            (8)  A letter from Ernst & Young LLP
         in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 8(f) hereof, except that the "specified date" in the letter furnished pursuant to this Section 8(i)(8) shall be a date not more than three business days prior to such Option Closing Date.

                                            (9)  A letter from Arthur Andersen
         LLP in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 8(g) hereof, except that the "specified date" in the letter furnished pursuant to this Section 8(i)(9) shall be a date not more than three business days prior to such Option Closing Date.

                           j.  At the date of this Agreement, the Underwriters
shall have received lock-up agreements in form and substance satisfactory to the Underwriters by the persons listed on Schedule B hereto.

                           k.  Counsel for the Underwriters shall have been
furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                           l.  The NASD shall not have raised any objection
with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                           m.  Any certificate or document signed by any
officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.


                           n.  If any condition specified in this Section 8
shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Date or such an Option Closing Date as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 9 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

                  9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the prepara-tion, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Securities; (v) the quotation of the Securities on NASDAQ; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters incident to securing any required review by the NASD; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

                  If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 or pursuant to clauses (ii), (iii), (iv) and (v) of Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                  10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by or on behalf of the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

                  If one or more of the Underwriters shall fail on the Closing Date to purchase the Initial Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                           a.  if the number of Defaulted Securities does not
exceed 10% of the number of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                           b.  if the number of Defaulted Securities exceeds
10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

                  Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                  11. TERMINATION OF AGREEMENT. a. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date or Option Closing Date, as the case may be, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgement, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the over-the-counter markets has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or markets or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Illinois authorities, (iv) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which in your judgement materially and adversely affects or may materially or adversely affect the business or operations of the Company and its Subsidiary or (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgement has a material adverse effect on the securities markets in the United States, and would in your judgement make it impracticable or inadvisable to market the Securities or to enforce any contract for the sale thereof. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                           b.  If this Agreement is terminated pursuant to this
Section 11, such termination shall be without liability of any party to any other party except as provided in Section 9 and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

                  12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements under the caption "Underwriting" in any preliminary prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 5(a) and 7 hereof.

                  13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company at the office of the Company, at 1100 Olive Way, Suite 100, Seattle, Washington 98101, Attention: H. Stewart Parker, President and Chief Executive Officer; or (ii) if to you, as Representatives of the several Underwriters, care of Vector Securities International, Inc., 1751 Lake Cook Road, Suite 350, Deerfield, Illinois 60015,
Attention: Syndicate Department.

                  14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed within the State of Illinois. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  15. SUCCESSORS. This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, the other persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Securities in his status as such purchaser.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                                Very truly yours,

                                                TARGETED GENETICS CORPORATION

                                                By:_____________________________
                                                         President and Chief
                                                         Executive Officer

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule I hereto.

VECTOR SECURITIES INTERNATIONAL, INC.
GENESIS MERCHANT GROUP SECURITIES

   As Representatives of the Several Underwriters

By VECTOR SECURITIES INTERNATIONAL, INC.

By:________________________________
         Vice President

                                   SCHEDULE I

                          TARGETED GENETICS CORPORATION

                                                     Number of Initial
                                                     Securities Purchased
Underwriter                                          from the Company
- -----------                                          ----------------

Vector Securities
 International, Inc................................

Genesis Merchant
 Group Securities..................................


Total
                                                    ----------------